Exhibit 99.01

FOR IMMEDIATE RELEASE

Versant Contact:

Lee McGrath
Chief Financial Officer
Versant Corporation
1-800-VERSANT
510-789-1500
lmcgrath@versant.com

Versant IR Contact:
Scott Liolios
Liolios Group, Inc.
949-574-3860
scott@liolios.com

Versant’s Merger with Poet Holdings, Inc. Approved

Positions Versant as the #1 Provider of Object Data Management Technology

Fremont, California, March 17, 2004 - Versant Corporation (NASDAQ: VSNT), an industry leader in data management and integration for the real-time enterprise today announced the results of its special meeting of shareholders held on March 17, 2004 to consider and vote on its proposed merger with Poet Holdings, Inc.

The shareholders of Versant and Poet have overwhelmingly approved the merger agreement and all related proposals at the special meetings of shareholders of both companies. Therefore, the merger of the two companies is expected to become effective on or about March 22, 2004.

With this merger, Versant becomes the industry leader in object technology for the real-time enterprise and holds the #1 worldwide market share in the object data management space. Poet’s FastObjects database, with its strength in embedded applications, complements Versant’s VDS object database, renowned for its use in high-performance large-scale real-time applications.  The joint product line offers customers the ability to manage real-time, XML and other types of hierarchical and navigational data.  The combined suite of products caters to a wide range of customers who need solutions for small devices, like remote controls, up to fullscale enterprise solutions, which manage 100’s of gigabytes of streaming data.

“This merger demonstrates Versant’s commitment to providing best-in-class object technology targeting high-performance real-time applications,” said Nick Ordon, chairman and chief executive officer of Versant. “By retaining the strength of Poet’s key technology and technologists as well as capitalizing on its unique position in the embedded application market, we are able to extend global reach, offering a broader product and solution suite to our customers based on architecturally similar offerings.”

Versant will target a broad range of applications that include data management, telecommunications, real-time integration, government and defense applications.  The company is uniquely positioned to take advantage of many of the most powerful trends in computing today including: the evolution of the Internet, the increasing adoption of object-oriented programming, the growing adoption of the application server in IT architectures, and the increasing demand for real-time applications.

6539 Dumbarton Circle • Fremont • CA 94555 • USA • Main: (+1) 510 789 1500 • Fax: (+1) 510 789 1515

Jochen Witte, who is the president and chief executive officer of Poet, will join Versant as its president of European operations and also join the board of directors of Versant.

“Our customers are excited about the merger and will benefit from the wider array of products and the global reach of the combined organizations,” said Witte. “We welcome the combined talents of our seasoned executive team and look forward to forging new ground.  By establishing a strong engineering presence in the U.S., Europe, and Asia, which benefits customers in those local markets, we will enable our customers to endorse their next-generation designs and applications with higher confidence.”

Seven Hills Partners, LLC advised Versant on this merger.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in data management and integration software for the real-time enterprise. Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs and deliver products with a huge competitive edge. Versant’s data management products include the VDS and FastObjects families. Applications using Versant’s products are deployed in a wide array of industries, including telecommunications, financial services, transportation, manufacturing, and defense. With over 5,000 installations, Versant has been a highly reliable partner for over 14 years for Global 2000 companies such as British Airways, US Government, Ericsson, Financial Times, Applied Biosystems, Tyco International, IBM, and MCI. For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include statements regarding the anticipated timing of filings, approvals and closings related to the merger with Poet Holdings, and any statements of the plans, strategies, and objectives of management for future operations, including the execution of integration plans and any statements regarding proposed new products, services, developments or industry rankings and any statement regarding future economic conditions or performance and the statement of assumptions underlying any of the foregoing. The forward-looking statements also include statements regarding Versant’s retention of Poet personnel, and anticipated increased global presence and a broader suite of product and solution offerings. These forward-looking statements are subject to numerous and significant risks and uncertainties, which may cause actual events or operating results for the combined company to differ materially from the performance and results discussed in or anticipated by the forward-looking statements.  Such differences can arise as a result of various factors, including but not limited to changes in the economic environment, delays in the closing of the merger or the possibility that the merger may not close, changes in business strategy, the challenges of integration and restructuring associated with the Merger, difficulties in effecting anticipated operating expense reductions, the challenges of achieving anticipated merger synergies, the uncertainty of market demand and future customer adoption of the combined company’s products, changes in cash flows or in operating margins for combined products, litigation, difficulties in retaining key personnel, failures to promptly modify each company’s operations to attain cost-savings or other benefits, the growth rates of certain market segments, pricing pressures, the competitive environment in the software industry, and the company’s ability to penetrate markets, the combined company’s customer base and future geographic presence, in Asia and elsewhere, and the company’s ability to successfully manage its costs and operations and maintain its working capital. These and other related risks are described in more detail in Versant’s filings with the Securities and Exchange Commission, including the Company’s most recent Reports on Form 10-K and 10-Q made with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release, and Versant has no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Versant and VDS is either a registered trademark or trademark of Versant Corporation in the United States and/or other countries. All other names are a registered trademark or trademark of their respective company in the United States and/or other countries.